Exhibit 99.1

Permex Petroleum Corporation to Consolidate its Common Shares

Dallas, October 31, 2022 – Permex Petroleum Corporation (CSE: OIL) (OTCQB: OILCF) (FSE: 75P) (“Permex” or the “Company”) announces that the Company will be consolidating all of its issued and outstanding common shares (the “Shares”) on the basis of one (1) post-consolidated Share for every sixty (60) pre-consolidated Shares held (the “Consolidation”).

The Company’s board of directors approved the Consolidation on October 26 2022, and has set November 2, 2022 as the effective date of the Consolidation. Trading of the Shares on a post-Consolidation basis on the Canadian Securities Exchange (“CSE”) is expected to commence on or about November 3, 2022, subject to final approval by the CSE. The new CUSIP number will be 71422P204 and the new ISIN number will be CA71422P2044. The Company’s name and stock symbol will remain unchanged following the Consolidation.

No fractional Shares will be issued under the Consolidation as fractional Shares will be rounded either up or down to the nearest whole number of Shares. Each fractional Share remaining after conversion that is less than half of a Share will be cancelled and each fractional Share that is at least half of a Share will be changed to one whole Share. The exercise price and number of Shares issuable pursuant to the exercise of any outstanding convertible securities, including incentive stock options and warrants, will also be adjusted in accordance with the Consolidation ratio.

As of the date hereof, the Company currently has 115,956,026 Shares issued and outstanding. The Consolidation will reduce the number of outstanding Shares to approximately 1,932,600 Shares issued and outstanding.

The registered shareholders of the Company (the “Shareholders”) will receive a letter of transmittal (each a “Letter of Transmittal”) with respect to the Consolidation, with information on how to surrender share certificates or DRS statement(s) representing pre-consolidated Shares to the Company’s transfer agent. All Shareholders who submit a duly completed Letter of Transmittal along with their respective share certificate(s) representing the pre-consolidated Shares to the Company’s transfer agent, TSX Trust Company, will receive a certificate or DRS statement(s) representing the post-consolidated Shares.

The Consolidation is intended to make the Company more attractive to potential new investors searching for growing shareholder value.

About Permex Petroleum Corporation

Permex Petroleum is a uniquely positioned junior oil & gas company with assets and operations across the Permian Basin of West Texas and the Delaware Sub-Basin of New Mexico. The Company focuses on combining its low-cost development of Held by Production assets for sustainable growth with its current and future Blue-Sky projects for scale growth. The Company, through its wholly owned subsidiary, Permex Petroleum US Corporation, is a licensed operator in both states, and owns and operates on private, state and federal land. For more information, please visit www.permexpetroleum.com.

Contact Information

Permex Petroleum Corporation

Mehran Ehsan

President, Chief Executive Officer & Director

(214) 459-2782

Gregory Montgomery

CFO & Director

(214) 459-2782

Or for Investor Relations, please contact:

Dave Gentry

OILCF@redchip.com

Forward Looking Statements

Cautionary Note Regarding Forward-Looking Statements: This news release contains forward-looking statements relating to the effective date of the Consolidation, the number of Shares outstanding following the Consolidation, the treatment of fractional shares in the Consolidation and other statements that are not historical facts. Forward-looking statements are often identified by terms such as “will”, “may”, “should”, “anticipate”, “expects” and similar expressions. All statements other than statements of historical fact, included in this release are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company’s expectations include those relating to the ability to complete the Consolidation on the effective date, the number of post-Consolidation Shares is different from the number set out herein and the treatment of fractional shares in the Consolidation is different from what is set out herein and other risks detailed from time to time in the filings made by the Company with securities regulations.

The reader is cautioned that assumptions used in the preparation of any forward-looking information may prove to be incorrect. Events or circumstances may cause actual results to differ materially from those predicted as a result of numerous known and unknown risks, uncertainties, and other factors, many of which are beyond the control of the Company. The reader is cautioned not to place undue reliance on any forward-looking information. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. Forward-looking statements contained in this news release are expressly qualified by this cautionary statement. The forward-looking statements contained in this news release are made as of the date of this news release and the Company will update or revise publicly any of the included forward- looking statements as expressly required by applicable law.